EXHIBIT 4(c)

NUMBER

     MM

[FAMILY GRAPHIC]	COMMON STOCK	THIS CERTIFICATE IS TRANSFERABLE
IN THE CITIES OF MINNEAPOLIS
OR NEW YORK

	INCORPORATED UNDER THE LAWS	SHARES
OF THE STATE OF DELAWARE

[SEASONS GRAPHIC]

The Toro Company	CUSIP 891092 10 8

THIS CERTIFIES THAT	SEE REVERSE FOR
CERTAIN DEFINITIONS

IS THE REGISTERED HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK PAR VALUE $1.00 EACH, OF

Certificate of Stock

The Toro Company transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation, and all amendments thereto, to all of which the holder, by accepting this Certificate, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers, and a facsimile of its corporate seal to be hereunto affixed.

Dated:

COUNTERSIGNED AND REGISTERED:		/s/ Kendrick B. Melrose
WELLS FARGO BANK MINNESOTA, N.A.	SEAL	CHAIRMAN OF THE BOARD
TRANSFER AGENT		AND CHIEF EXECUTIVE OFFICER
AND REGISTRAR
BY /s/ L.M. Kaufman		/s/ J. Lawrence McIntyre
AUTHORIZED SIGNATURE		VICE PRESIDENT AND
SECRETARY

THE TORO COMPANY

     THE SHARES ARE SUBJECT TO RIGHTS, PREFERENCES AND RESTRICTIONS. A FULL STATEMENT OF THE RIGHTS, PREFERENCES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THE SHARES OF ALL CLASSES OF SERIES, AND A STATEMENT OF THE AUTHORITY VESTED BY THE CERTIFICATE OF INCORPORATION IN THE BOARD OF DIRECTORS UNDER SUBCHAPTER V, SECTION 151, OF THE DELAWARE GENERAL CORPORATION LAW, TO FIX THE RIGHTS OF SERIES OF SHARES THEN UNALLOTTED WILL BE FURNISHED TO ANY SHAREHOLDER WITHOUT CHARGE AND UPON REQUEST MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY.

     THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE INSCRIPTION ON THE FACE OF THIS CERTIFICATE, SHALL BE CONSTRUED AS THOUGH THEY WERE WRITTEN OUT IN FULL ACCORDING TO APPLICABLE LAWS OR REGULATIONS:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian

	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED                                        hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Common Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Corporation.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between The Toro Company and Norwest Bank of Minnesota, N.A., as Rights Agent, dated as of May 20, 1998 (as amended from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principle executive offices of The Toro Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Toro Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights issued to, or beneficially owned by, any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

Effective July 10, 2000, Norwest Bank Minnesota, N.A.,
changed its name to Wells Fargo Bank Minnesota, N.A.